Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-203266) of International Game Technology PLC of our report dated April 29, 2016 relating to the financial statements and financial statement schedule, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP
Boston, MA
April 29, 2016